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                                 EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered into effective as of the 29th day of December, 1998 by and between Rackspace, Ltd., a Texas Limited Partnership (the "Company"), and Richard Yoo ("Employee").

                                     WITNESSETH:

     WHEREAS, Employee and the Company desire that the Company engage the services of Employee; and

     WHEREAS, Employee desires to serve in the employment of the Company on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


     1. EMPLOYMENT. The Company hereby employs Employee to serve as the President and CEO of the Company, and Employee hereby accepts such employment, upon the terms and conditions set forth herein.

     2. TERM. The initial term of Employee's employment shall commence on the effective date of this Agreement and shall continue through January 1, 2003. On January 1, 2003 and each anniversary of such date thereafter, the Employee's term of employment shall automatically renew thereafter for successive one-year terms unless either party to this Agreement has notified the other party in writing at least thirty (30) days prior to the end of such four-year initial term or any such one-year renewal term, as applicable, that it elects to terminate the employment of the Employee as of the end of any such term. Notwithstanding the foregoing, the term of this Agreement is subject to earlier termination as hereinafter provided. The period of time during which Employee is employed under this Agreement through the effective date of any termination of such employment is hereinafter referred to as the "Term".

     3. DUTIES. During the Term, Employee agrees that he will devote his full business time, attention and energies to the business of the Company and to the performance of his duties hereunder which shall include such duties as from time to time are assigned to him by the General Partner of the Company. However, the Employee shall be entitled to engage in business activities unrelated to the business of the Company, provided that, in the Company's discretion reasonably applied, such activities do not interfere with the Employee's obligations under this Agreement, the Company is given prior written notice of Employee's desire to engage in such activities, and to the extent such business activities constitute a business opportunity of the Company, the Company has elected not to pursue such activities.

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     4.  COMPENSATION.


            (a) BASE COMPENSATION. During the Term, the Company shall pay to Employee a salary in the amount of $3,000.00 per month, subject to annual adjustment by the General Partner but in no event less than $3,000.00 per month. Such monthly salary shall be payable monthly or in such other installments as the parties may mutually agree. During the Term, the Company shall also reimburse Employee for all reasonable expenses incurred on behalf of the Company in accordance with its then existing reimbursement policies.

            (b) FRINGE BENEFITS AND VACATION. During the Term, Employee shall be entitled to the standard employee benefits available to other management personnel of the Company in comparable positions (which shall include at least the benefits listed on Exhibit A attached hereto); provided, however, that the receipt of such fringe benefits by Employee shall be subject to the Company's eligibility and enrollment requirements pertaining to such benefit programs and to the further qualifications set forth on Exhibit A hereto. During each 12 month period of Employee's employment Employee shall be entitled to two (2) weeks of paid vacation.

            (c) BONUS. To the extent that the total annual compensation of Employee for the initial four year Term is less than $51,000.00 per year, Employee shall receive a bonus payment equal to the difference between the actual annual compensation and $51,000.00. However, the bonus will be paid, only if and to the extent that the Partnership repays all principal owing to Exeter Financial, LC incident to borrowings by the Company which are a minimum of $550,000.00, but which may reach $1,050,000.00.

     5. INVENTIONS AND PATENTS. Employee agrees that all intellectual property (including, without limitation, inventions, copyrights, new contributions, ideas, and discoveries, whether patentable or not) conceived or made by him during the term shall belong to the Company, provided that such intellectual property arise out of Employee's employment by the Company, are related to the Company's business, or are created with the use of the facilities or materials of the Company.

     6.  CONFIDENTIALITY AND COMPETITIVE ACTIVITIES.

            (a) CONFIDENTIALITY. In view of the fact that Employee's work with the Company will bring him into close contact with many confidential affairs of the Company, including matters of a business nature such as information about costs, profits, markets, sales, trade secrets, potential patents and other business ideas, customer lists, plans for future developments, business opportunities, and information of any other kind not known within any industry in which the Company operates (hereinafter, collectively, "Confidential Matters"), Employee agrees:

                   (i) To keep secret all Confidential Matters of the Company and of any subsidiaries and affiliates of the Company and not to disclose them to anyone outside of the Company or its subsidiaries or affiliates, or otherwise use them or use his knowledge of them for his own benefit, including, without limitation, use of the trade names or trademarks of the Company, either during or after the Term, except with the Company's prior written consent; and

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                   (ii) To deliver promptly to the Company at the termination of the Term, or at any time the Company may request, all memoranda, notices, records, reports and other documents (and all copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates, including, but not limited to, Confidential Matters, which he may then possess or have under his control.

            Notwithstanding any of the foregoing, the term "Confidential Matters" does not include information which (i) Employee is compelled to disclose by judicial or administrative process, or in the opinion of his counsel, by other mandatory requirements of law, or (ii) is or becomes generally available to the public other than as a result of any disclosure by Employee.

     (b) COMPETITIVE ACTIVITIES. During Employee's employment and for a period of (i) six (6) months following the effective date of a termination of Employee's employment "without cause", or as a result of his disability, (ii) eighteen (18) months following the effective date of a termination of Employee's employment in the event Employee resigns or is terminated for Cause, Employee shall not, directly or indirectly, or through any subsidiary or affiliate, own, consult, advise, manage, operate, join, or control, or participate in the ownership, management, operation, or control of, or be connected with in any manner (including but not limited to acting as an employee or independent contractor), any business, person, firm, or corporation, which (i) provides or intends to provide the same services as the Company is otherwise competitive with the Company's products or services; or
(ii) is engaged in or intends to engage in any line(s) of business that would be competitive with any other lines of business that the Company has made a decision to engage in prior to the termination of Employee's employment with the Company. This covenant is made to protect the Company's proprietary and confidential information. In addition, the covenant is made contemporaneously with and as independent consideration for, the execution of the Agreement of Limited Partnership of Rackspace, Ltd. of which Employee is a limited partner. Due to the nature of the Company's business (which involves internet products and services), it is not practical to impose a geographical limitation on the prohibitions contained herein. At the end of the Employee's employment, the Company shall provide the Employee with a written list of the business activities which the Company is engaged in or which the Company has made a decision to become engaged in.

     If any covenant contained in this Section 6(b), or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portion or portions. If any covenant in this
Section 6(b), or any part thereof, is held to be unenforceable because of its duration or its geographic scope, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such covenant to the longest duration and to the greatest geographical scope which is permitted, and, in said reduced form, such covenant shall then be enforced.

     7. REMEDIES FOR BREACH. Notwithstanding the provisions of Section 10 hereof, if Employee breaches, or threatens to breach, any of the provisions of Section 6 hereof, the Company shall have the following rights and remedies, in addition to any others, each of which shall be independent of the other and severally enforceable:

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            (i)   The right to have the provisions of Section 6 of this
Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company;

            (ii) The right to obtain an injunction to prevent the Employee from taking actions prohibited by this Agreement without the requirement of posting a bond, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company;

            (iii) The right and remedy to require Employee to pay all damages resulting from such breach; and

            (iv) The right to terminate Employee's employment for "Cause" pursuant to Section 8 hereof.

     8.  TERMINATION OF EMPLOYMENT.

            (a) DEATH OR DISABILITY. Employee's employment shall automatically terminate upon the death or disability of Employee. Disability shall mean an infirmity preventing Employee from performing in any material respect his duties for at least 120 days (whether or not consecutive) during any one-year period.

            (b) TERMINATION FOR CAUSE. The Company may terminate Employee's employment at any time for "Cause" in accordance with the procedures provided below. Termination by the Company for "Cause" shall be limited to termination upon (i) the material neglect or inattention by Employee of his duties hereunder after a written warning of such material neglect or inattention of his duties, or (ii) the engaging by Employee in conduct that is materially and demonstrably injurious to the Company, monetarily or otherwise, which shall be deemed to include violating any material term of this Agreement.

     Prior to the Company's exercising its right to terminate Employee's employment for Cause, the Company shall give thirty (30) days prior written notice to Employee of the specific action proposed to be taken and the grounds therefor and a reasonable opportunity for Employee to respond thereto to the Company and to cure such situation.

            (c) OTHER TERMINATION. The Company shall have the right to terminate Employee's employment at any time without Cause by giving at least thirty (30) days prior written notice to Employee of the Company's election to terminate the Employee's employment. If the Company terminates the Employee's employment at the end of the four year initial term (whether with or without cause) or any time after the four year initial term, Employee shall only be entitled to his salary and benefits through the date of termination and no more. If the Company terminates the Employee's employment without Cause during the initial four year Term or in the event that Employee's employment is terminated due to Disability during the initial four year Term, and the Company receives from the Employee a full release of all claims in a form satisfactory to the

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Company the Company shall pay Employee an amount equal to three months salary as severance pay based upon the monthly salary then in effect.

     9. EFFECT OF TERMINATION. Upon the termination of Employee's employment, the rights of Employee which shall have accrued prior to the date of such termination shall not be affected in any way. Except as provided in
Section 8(c) hereof, Employee shall not have any rights which have not previously accrued upon termination of his employment. Section 6 hereof shall survive any termination of Employee's employment.

     10. MEDIATION & BINDING ARBITRATION. Except with respect to the provisions of Sections 6 and 7 hereof which shall not be subject to binding arbitration, the Company and Employee agree that all other disputes, controversies or claims that may arise between them (including their agents and employees) including, without limitation, any dispute, controversy or claim as to the interpretation or enforcement of any of the provisions of this Agreement, shall be submitted first to mediation and then to binding arbitration in the city of San Antonio, Texas in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

            (a) MEDIATION. If a controversy or claim arises between the parties then that controversy or claim will be mediated within one month of its identification by the parties.

            (b) BINDING ARBITRATION. In the event that the parties cannot resolve their dispute by mediation within one month, the parties then agree to bring the dispute to binding arbitration within one month of the conclusion of the mediation.

     11. COMMUNICATIONS. Any notice, request or other communication required or permitted by this Agreement to be mailed, given or delivered to Employee shall be in writing, addressed to him at his address shown below or at such other address as he shall have furnished from time to time to the Company for the purposes hereof; and any payment to Employee under this Agreement may be made by check delivered to him or mailed to or delivered at such address. Any notice, request or other communication required or permitted by this Agreement to be given to the Company is to be in writing, addressed to the Company at the address of its principal office in San Antonio, Texas, or at such other address as the Company shall have furnished to Employee for the purposes hereof.

     12. AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

     13. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, Employee; the obligations of Employee hereunder are personal and this Agreement may not be assigned by Employee. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee or transferee of all or substantially all of its properties, but, except to any such successor or assignor of the Company, this Agreement may not be assigned by the Company.

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     14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     15. SEVERABILITY. If any provision of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each term hereof shall be valid and shall be enforced to the extent permitted by law.

     16. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which is to be deemed an original, but all of which, together, constitute one and the same instrument.

     EXECUTED as of the day and year first above written.


                              RACKSPACE, LTD.


                              By:  MACROWEB, LC


                              By: /s/ Morris Miller
                                 --------------------------

                              Its: Member
                                  -------------------------



                              RICHARD YOO


                              By: /s/ Richard Yoo
                                 ---------------------------


                              Address:
                                       Richard Yoo
                              ------------------------------

                                       100 Lorenz #102
                              ------------------------------

                                       San Antonio, TX 78209
                              ------------------------------









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                                      Exhibit A

1.   Health/medical/dental insurance for Employee.

























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